SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 19, 2006

Refac
(Exact name of registrant as specified in its charter)

DELAWARE	001-12776	13-1681234
(State or other jurisdiction of	(Commission	I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

ONE BRIDGE PLAZA, FORT LEE, NEW JERSEY	07024
(Address of principal executive offices)	(Zip Code)

(201) 585-0600
(Registrant’s telephone number, including area code)

None
(Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 7, 2005, the Board of Directors (the "Board") of Refac (the "Company") voted to increase the size of the Board by one additional Class 1 director.  On January 19, 2006, the Board voted to appoint Jeffrey A. Cole to fill the newly created position on the Board and established an executive committee, electing Mr. Cole, together with Robert L. Tuchman, Melvin Meskin, Jeffrey D. Serkes and Dennison (Dan) T. Veru, as its initial members.

From 1984 to June 2003, Mr. Cole served as the chairman and chief executive officer of Cole National, one of the largest U.S. optical retailers, operating more than 2,100 retail locations through Pearle Vision, Sears Optical, Target Optical and BJ’s Optical, and a leading provider of managed vision care services through Cole National Managed Vision. He remained on Cole National’s board until October 2004 when it was acquired by Luxottica S.p.A., the leading optical retailer in the U.S., Canada, Australia, New Zealand and Hong Kong. He is a member of the supervisory board of directors of Pearle Europe, B.V., the leading optical retailer in Europe with retail optical locations in the Netherlands, Belgium, Germany, Denmark, Austria, Czechoslovakia, Hungary, Italy, Norway, Poland, Portugal, Estonia, Sweden, Finland and Kuwait. Since 1990, he has also served as a director of Hartmarx Corporation, which produces and markets business, casual and golf apparel. He is also a director of fortunoff, a specialty retailer of home furnishings and jewelry in the New York tri-state area, and a trustee of the Cleveland Clinic Foundation, one of the world’s largest and most prestigious health centers with operations that include the Cole Eye Institute, a leading research and treatment center for eye related matters.

On June 20, 2005, the Company entered into a Consulting Agreement (the "Consulting Agreement") with Cole Limited, Inc. (“CL”), a consulting firm headed by Mr. Cole. The Consulting Agreement has a term of one year effective as of June 1, 2005 and ending on May 31, 2006. The Consulting Agreement provides that CL will serve as an independent contractor and will advise the Company on its optical interests and the operations of its subsidiaries and divisions, including developing a strategic plan, assisting on acquisition opportunities, assisting in financing and advising on corporate and retail operations. The Consulting Agreement provides that CL receives annual compensation of $100,000, payable in equal monthly installments, plus reimbursement for certain reasonable expenses. Concurrently with the execution of the Consulting Agreement, CL received options to purchase 50,000 shares of the Company's common stock, with a per share exercise price equal to fair market value on the date of grant. One third of such options vested upon the date of grant, and one-third vested on October 1, 2005 and one-third will vest on February 1, 2006.

On the same date, the Company entered into a Stock Purchase Agreement with CL, whereby on July 19, 2005, CL purchased 50,000 shares of the Company's common stock at a price of $4.92 per share.

The summary of the Consulting Agreement and the Stock Purchase Agreement included in Item 1.01 of the Company's Current Report on Form 8-K filed with the SEC on June 24, 2005 and such agreements, which were attached to such report as Exhibits 10.3 and 10.5, respectively, are incorporated herein by reference.

      Item 8.01 Other Events

On January 23, 2006, the Company issued a press release regarding Mr. Cole's appointment, which is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

See Exhibit Index below.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REFAC

Date: January 24, 2006                    By: /s/ Robert L. Tuchman
Name:  Robert L. Tuchman
Title:  Chief Executive Officer

EXHIBIT INDEX

Number	Title
99.1	Press Release, dated January 23, 2006.